Exhibit 99.1
Blue Capital Reinsurance Holdings Reports Fourth Quarter 2017 Financial Results

HAMILTON, Bermuda - January 30, 2018 - Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) (the "Company"), a Bermuda holding company that, through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities, today reported its financial results for the fourth quarter of 2017.

The Company recorded break-even results of $0.0 million ($0.00 per share) for the fourth quarter of 2017 and a net loss of $43.2 million ($4.94 per share) for the twelve months ended December 31, 2017. The Company’s fully converted book value per common share was $14.48 at December 31, 2017, reflecting no change during the current quarter and a 23.6% decrease over the past twelve months, each inclusive of dividends declared in such periods.

Reinsurance premiums written for the current quarter were $6.7 million decreasing by $2.0 million over the same period a year ago while reinsurance premiums written for the full year 2017 were $46.1 million, increasing by $2.9 million over the comparable period. The decrease in the current quarter's reinsurance premium was predominantly driven by the timing of premium recognition.

The combined ratios for the current quarter and year-to-date were 102.3% and 201.3% compared to 61.1% and 65.0% in the same periods a year ago. The increase in the current periods' combined ratios was due to significantly higher loss and loss adjustment expense ratios. The current quarter's loss and loss adjustment expenses of $7.3 million reflected fourth quarter losses related to the California wildfires and additional estimated losses related to the third quarter hurricanes. Reinsurance acquisition costs for the current quarter were $1.9 million compared to $2.4 million a year ago, reflecting lower profit commissions driven by the reduced profitability. General and administrative expenses for the current quarter of $0.9 million were modestly lower than a year ago due to lower management and performance fees.

Michael J. McGuire, Chairman and CEO, commented: "Our 2017 results were driven by the significant catastrophe losses which included a record setting three Category 4 hurricanes hitting the United States, earthquakes in Mexico and wildfires in California. Collectively, the 2017 events are estimated to have generated insurance industry losses in excess of $100 billion. Our portfolio performed in line with our modeled expectations and our teams are fully engaged in efficiently settling claims for our customers. Looking forward, pricing improvements are expected through 2018, particularly in loss affected areas. At January1st renewals, pricing reflected the impact of these events as our renewing business experienced an overall price increase of 12% -- a reversal of pricing declines experienced in recent years. We remain well positioned to participate in the improving market for the benefit of our shareholders."

About the Company

Blue Capital Reinsurance Holdings Ltd., through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market, leveraging underwriting expertise and infrastructure from established resources. Underwriting decisions, operations and other management services are provided to the Company by Blue Capital Management Ltd., a subsidiary of Sompo International Holdings Ltd. (a wholly owned subsidiary of Sompo Holdings, Inc.), a recognized global specialty provider of property and casualty insurance and reinsurance and a leading property catastrophe and short tail reinsurer since 2001. Additional information can be found in the Company's public filings with the U.S. Securities and Exchange Commission or at www.bcapre.bm.

Contacts
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@Sompo-Intl.com

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and the Company may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements that include the words "should," "would," "expect," "estimates", "intend," "plan," "believe," "project," "target," "anticipate," "seek," "will," "deliver," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions, decreased demand for property and casualty reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, uncertainties in our reserving process, changes to our tax status, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, operational risk, including the risk of fraud and errors and omissions, as well as technology breaches or failure, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively, our dependence as a holding company upon dividends or distributions from our operating subsidiaries, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2016.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company's most recent report on Form 10-K and other documents of the Company on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In millions of U.S. dollars, except share amounts)

	December 31, 2017	December 31, 2016
Assets	(Unaudited)
Cash and cash equivalents	$1.0	$1.6
Cash and cash equivalents pledged as collateral	5.0	3.1
Reinsurance premiums receivable	11.1	7.7
Deferred reinsurance acquisition costs	0.1	0.1
Funds held by reinsured companies as collateral	164.8	191.4
Other assets	0.2	0.8
Total Assets	$182.2	$204.7
Liabilities
Loss and loss adjustment expense reserves	$43.4	$11.1
Unearned reinsurance premiums	1.0	0.9
Reinsurance balances payable	10.1	7.1
Other liabilities	0.6	2.3
Total Liabilities	55.1	21.4
Shareholders’ Equity
Common Shares	8.8	8.8
Additional paid-in capital	165.6	165.5
Retained (deficit) earnings	(47.3)	9.0
Total Shareholders’ Equity	127.1	183.3
Total Liabilities and Shareholders’ Equity	$182.2	$204.7
Common shares outstanding (000s)	8,761	8,756
Common and common equivalent shares outstanding (000s)	8,773	8,769

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(In millions of U.S. dollars, except per share data)
Unaudited

	Three Months Ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Revenues
Reinsurance premiums written	$6.7	$8.7	$46.1	$43.2
Change in net unearned reinsurance premiums	3.2	2.8	(0.1)	0.4
Net reinsurance premiums earned	9.9	11.5	46.0	43.6
Net (loss) gain from derivative instruments	(0.2)	(0.6)	2.3	(1.2)
Net investment income	0.4	0.1	1.1	0.2
Total revenues	10.1	11.0	49.4	42.6
Expenses
Underwriting expenses:
Loss and loss adjustment expenses - current year	7.5	3.7	77.9	13.7
Loss and loss adjustment expenses - prior year	(0.2)	(0.3)	1.1	—
Acquisition costs	1.9	2.4	8.7	9.6
General and administrative expenses	0.9	1.2	4.9	5.0
Total expenses	10.1	7.0	92.6	28.3
Net (loss) income and comprehensive (loss) income	$—	$4.0	$(43.2)	$14.3
Per share data:
Basic and diluted earnings per Common Share	$0.00	$0.46	$(4.94)	$1.63
Dividends declared per Common Share and RSU(1)	—	—	1.49	2.14
Insurance ratios:
Loss and loss adjustment expense ratio	73.0%	29.2%	171.6%	31.5%
Acquisition cost ratio	19.6%	21.1%	19.0%	22.1%
General and administrative expense ratio	9.7%	10.8%	10.7%	11.4%
Combined ratio	102.3%	61.1%	201.3%	65.0%
RSU = restricted share unit
(1)    The twelve month period ended December 31, 2017 includes a special dividend with respect to 2016 of $0.59 per common share and RSU, which was declared and paid during the first quarter of 2017.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In millions of U.S. dollars)
Unaudited

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained earnings
Balance at January 1, 2017	$183.3	$8.8	$165.5	$9.0
Net loss	(43.2)	—	—	(43.2)
Expense recognized for RSUs	0.1	—	0.1	—
Dividends declared on Common Shares and RSUs	(13.1)	—	—	(13.1)
Balance at December 31, 2017	$127.1	$8.8	$165.6	$(47.3)

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained earnings
Balance at January 1, 2016	$187.6	$8.8	$165.3	$13.5
Net income	14.3	—	—	14.3
Expense recognized for RSUs	0.2	—	0.2	—
Dividends declared on Common Shares and RSUs	(18.8)	—	—	(18.8)
Balance at December 31, 2016	$183.3	$8.8	$165.5	$9.0

BOOK VALUE AND FULLY CONVERTED BOOK VALUE PER COMMON SHARE(1)
Unaudited

	December 31, 2017	September 30, 2017	June 30, 2017	December 31, 2016
Book value per share numerator (in millions of U.S. dollars):
[A] Shareholders’ Equity (in millions of U.S. dollars)	$127.1	$127.0	$181.6	$183.3
Book value per share denominators (in thousands of shares):
[B] Common Shares outstanding	8,761	8,761	8,761	8,756
Restricted Share Units outstanding	12	12	12	13
[C] Fully converted book value per common share denominator	8,773	8,773	8,773	8,769
Book value per common share [A]/[B]	$14.50	$14.50	$20.73	$20.93
Fully converted book value per common share [A]/[C]	$14.48	$14.48	$20.70	$20.90
Change in fully converted book value per common share:(2)
From September 30, 2017	—%
From December 31, 2016	(23.6)%
(1)         These measures constitute "non-GAAP financial measures" as defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.
(2)         Computed as the change in fully converted book value per common share plus common dividends declared of $0.00 and $1.49 during the three and twelve month periods ended December 31, 2017, respectively.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
Natural Catastrophe Risk Management

The following discussion should be read in conjunction with the "Risk Factors" included in Item 1A of the Company’s 2016 Form 10-K, as filed with the Securities and Exchange Commission, in particular the risk factor entitled "Our stated catastrophe and enterprise-wide risk management exposures are based on estimates and judgments which are subject to significant uncertainties."

Exposure Management
 The Company’s Investment and Insurance Manager (the "Manager") monitors our net exposure to any one catastrophe loss event in any single zone within certain broadly defined major catastrophe zones at each treaty renewal date. The last major treaty renewal date was January 1, 2018. Our January 1, 2018 estimated net exposures by zone were in compliance with our underwriting guidelines. Namely, our estimated net exposure from any one catastrophe loss event in any individual zone was at or below 50% of our then-projected December 31, 2017 shareholders’ equity. These broadly defined major catastrophe zones are defined as follows:

North America:	Europe:	Rest of World:

U.S. - Northeast	Western Central Europe(1)	Australia
U.S. - Mid-Atlantic	Eastern Europe	New Zealand
U.S. - Florida	Southern Europe	Japan
U.S. - Gulf	Northern Europe, Benelux	South America
U.S. - New Madrid	and Scandinavia	Middle East
U.S. - Midwest	U.K. and Ireland
U.S. - California
U.S. - Hawaii
Canada - Eastern
Canada - Western
(1)  Consisting of France, Germany, Switzerland and Austria.

Single Event Losses
 For certain defined natural catastrophe region and peril combinations, the Manager assesses the probability and likely magnitude of losses using a combination of industry third-party models, proprietary models and underwriting judgment. The Manager attempts to model the estimated net impact from a single event, taking into account contributions from property catastrophe reinsurance (including retrocessional business), property pro-rata reinsurance and event-linked derivative securities, offset by the net benefit of any reinsurance or derivative protections we purchase and the benefit of premiums.

On January 1, 2018 our estimated single event loss exposures were within our underwriting guidelines. Namely, the estimated net impact from any one catastrophe loss event (excluding earthquake) at the 1 in 100 year return period for any one zone did not exceed 35% of our then-projected December 31, 2017 shareholders’ equity, and the estimated net impact from any one earthquake loss event at the 1 in 250 year return period for any zone did not exceed 35% of our then-projected December 31, 2017 shareholders’ equity.

Updated Single Event Loss Projections
The table that follows details our estimated net impact from single event losses as of January 1, 2018 for selected zones at specified return periods using industry-recognized third-party vendor models. The values noted take into account the impact of the 2017 loss events on our limits reinsured and shareholders' equity. It is important to note that each catastrophe model we use contains its own assumptions as to the frequency and severity of loss events, and results may vary significantly from model to model.

Net Impact From Single Event Losses at Specified Return Periods

	Net Impact (Millions)	Return Period(1)	Percentage of December 31, 2017 Shareholders’ Equity
U.S. - Florida hurricane	$34	1 in 100 year	27%
U.S. - California earthquake	24	1 in 250 year	19%
Japan earthquake	20	1 in 250 year	16%
U.S. - Gulf hurricane	19	1 in 100 year	15%
All other zones			less than 15%

(1)         A "100-year" return period can also be referred to as the 1.0% occurrence exceedance probability ("OEP"), meaning there is an estimated 1.0% chance in any given year that this level will be exceeded.  A "250-year" return period can also be referred to as the 0.4% OEP, meaning there is an estimated 0.4% chance in any given year that this level will be exceeded.

Our single event loss estimates represent snapshots as of the time of such estimates. The composition of our in-force portfolio may change materially at any time due to the acceptance of new policies, losses incurred, the expiration of existing policies and changes in our ceded reinsurance and derivative protections.